Exhibit 99.1

SECOND ADDENDUM TO EMPLOYMENT AGREEMENT

This Second Addendum (“Addendum”), dated the 14th day of May 2014, (“Effective Date”) is being made to the Employment Agreement (“Employment Agreement”) entered into effective December 20, 2012, by and between MVB Financial Corp., a West Virginia corporation (“MVB Financial” or the “Company”) and MVB Bank, Inc. (“MVB Bank”), hereinafter collectively referred to as “MVB”, and H. Edward Dean, III (“Employee” or “you”), hereinafter referred to collectively as the Parties and individually as a Party.

WHEREAS, Employee and MVB have entered into the Employment Agreement referenced above that sets forth the current terms and conditions of Employee’s employment with MVB as the President and Chief Executive Officer of Potomac Mortgage Group, Inc., which does business as MVB Mortgage (“MVB Mortgage”); and

WHEREAS, MVB Financial, MVB Bank, Potomac Mortgage Group, LLC (“PMG”), Employee, and other members executed and were the parties to a membership interest purchase agreement (“Purchase Agreement”) by MVB Bank of PMG on December 20, 2012 (the “Acquisition”);

WHEREAS, Section 5.13 of the Purchase Agreement included a restriction, subject to the terms of Employee’s Employment Agreement, on the transfer of MVB Financial’s common stock, which was received as part of the consideration to Employee related to the Acquisition, as follows:

“Subject to the terms of the Employment Agreements, each Member who receives shares of Parent Common Stock pursuant to Article 2 of this Agreement shall not, until the third anniversary of the Closing Date, without the prior written consent of the Parent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any such shares of Parent Common Stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such shares of Parent Common Stock, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.  Notwithstanding the foregoing, such Member may transfer such shares of Parent Common Stock to any trust or family limited partnership for the direct or indirect benefit of the Member or the immediate family of the Member, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions in this Section 5.13, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Section 5.13, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Such Member hereby consents to the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of such shares of Parent Common Stock, except in compliance with this Section 5.13.  In furtherance of the foregoing, the Parent and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 5.13.  Prior to the expiration of such restrictions provided in this Section 5.13, the Parent shall either (i) register such shares of Parent Common Stock or, (ii) with a view to making available to each such Member the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit such shares of Parent Common Stock to be sold to the public without registration, use its commercially reasonable efforts to make and keep available current public information, as understood and defined in Rule 144(c) under the Securities Act of 1933, as amended.”

WHEREAS, Employee has signed a subscription agreement to place One Million Dollars ($1,000,000) with MVB Financial in exchange for a Convertible Subordinated Promissory Note to support the MVB Financial 2014 capital raise;

WHEREAS, Employee and MVB have agreed to certain changes in the terms and conditions of Employee’s employment with MVB as set forth below; and

WHEREAS, the Parties wish to continue the employment arrangement set forth in the Employment Agreement unchanged, except as specifically referenced herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants made in this Agreement, the Parties agree that a new paragraph (e) shall be added to Section 1, as follows:

1.                                      Position and Responsibilities.

(e)                                  Restrictions on MVB Financial Stock.  Through December 20, 2015, you will be required to maintain a minimum holding of 100,000 shares of MVB Financial Common Stock.  All MVB Financial Common Stock that you received through the Transaction will only be restricted with the following legend:  “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In all other respects, the Parties agree that the Employment Agreement shall not be altered and that its terms and conditions remain in full force and binding.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed in its legal name by such representative thereunto duly authorized, and Employee has hereunto set his hand and seal, as of the day and year first above written. This Agreement may be executed in one or more counterparts, which taken together shall constitute an original.

MVB FINANCIAL CORP.

Signed:	/s/ Stephen R. Brooks

	Its:	Chairman

MVB BANK, INC.

Signed:	/s/ Larry F. Mazza

	Its:	Chief Executive Officer

EMPLOYEE:

/s/ H. Edward Dean, III
H. Edward Dean, III